Exhibit 3.01.13

PAGE 1

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “IPC INFORMATION SYSTEMS HOLDINGS, INC.”, CHANGING ITS NAME FROM “IPC INFORMATION SYSTEMS HOLDINGS, INC.” TO “INTRADO INFORMATION SYSTEMS HOLDINGS, INC.”, FILED IN THIS OFFICE ON THE TENTH DAY OF DECEMBER, A.D. 2008, AT 4:21 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State
3625170 8100	AUTHENTICATION: 7021280
081183054	DATE: 12-12-08
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 04:40 PM 12/10/2008 FILED 04:21 PM 12/10/2008 SRV 081183054 - 3625170 FILE

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

IPC INFORMATION SYSTEMS HOLDINGS, INC

THE UNDERSIGNED, being the duly appointed and acting Secretary of IPC Information Systems Holdings, Inc., (the “Corporation”) a corporation organized and existing under and by virtue of the Delaware General Corporation Law, for the purpose of amending the Corporation’s Certificate of Incorporation (the “Certificate of Incorporation”) filed pursuant to § 102 of the Delaware Corporation Law, hereby certifies, pursuant to Sections 242 and 103 of the Delaware General Corporation Law, as follows:

FIRST: That Certificate of Incorporation of the Corporation was filed with the Secretary of State on February 12, 2003.

SECOND: The amendment effected hereby was duly authorized by the Corporation’s Secretary in accordance with the provisions of Section 242 and shall be executed, acknowledged and filed in accordance with Section 103.

THIRD: That the Certificate of Incorporation is hereby amended by changing FIRST and SECOND thereof to read in its entirety as follows:

FIRST. The name of the Corporation is Intrado Information Systems Holdings, Inc.

SECOND. The name and address of the Corporation’s registered agent is Corporation Service Company, 2711 Centerville Rd. Suite 400, Wilmington, New Castle County, Delaware 19808.

[Signature page to follow]

IN WITNESS WHEREOF, I have made and signed this Certificate of Amendment this 8th day of December 2008 and affirm the statements contained herein as true under penalties of perjury.

By:	/s/ David C. Mussman
Name:	David C. Mussman
Title:	Secretary

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “IPC INFORMATION SYSTEMS HOLDINGS, INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE TWELFTH DAY OF FEBRUARY, A.D. 2003, AT 4:30 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “IPC INFORMATION SYSTEMS HOLDINGS, INC.”.

/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State
3625170 8100H	AUTHENTICATION: 6963440
081112902	DATE: 11-13-08
You may verify this certificate online at corp.delaware.gov/authver.shtml

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 04:30 PM 02/12/2003 030094984 - 3625170

CERTIFICATE OF INCORPORATION

OF

IPC INFORMATION SYSTEMS HOLDINGS, INC.

Pursuant to § 102 of the General Corporation Law

of the State of Delaware

The undersigned, in order to form a corporation pursuant to Section 102 of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: The name of the Corporation is IPC Information Systems Holdings, Inc.

SECOND: The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares which the Corporation shall have authority to issue is 1,000 shares of Common Stock, par value $.01 per share.

FIFTH: The name and mailing address of the Incorporator is as follows:

Name	Mailing Address

John McSherry	IPC Information Systems, Inc.
88 Pine Street
New York, New York 10005

SIXTH: The Board of Directors is expressly authorized to adopt, amend, or repeal the by-laws of the Corporation.

SEVENTH: Elections of directors need not be by written ballot unless the by-laws of the Corporation shall otherwise provide.

EIGHTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director: provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of Delaware is hereafter amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware as so amended. Any repeal or modification of this Article EIGHTH by the stockholders of the Corporation or otherwise shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

NINTH: The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, I have hereunto set my hand this 12th day of February 2003, and I affirm that the foregoing certificate is my act and deed and that the facts stated therein are true.

/s/ John McSherry
John McSherry, Incorporator